                           RECEIVABLES SALE AGREEMENT



                                     BETWEEN



                NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION



                                       AND



                         NAVISTAR FINANCIAL CORPORATION






                          DATED AS OF NOVEMBER 12, 1999


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                       TABLE OF CONTENTS


ARTICLE I
         DEFINITIONS                                                        1
         SECTION 1.01.     Definitions                                      1

ARTICLE II
         PURCHASE AND SALE OF RECEIVABLES                                   2
         SECTION 2.01.     Purchase and Sale of Receivables                 2
         SECTION 2.02.     Purchase Price                                   3
         SECTION 2.03.     The Closing                                      3
         SECTION 2.04.     Payments and Default Fee                         3
         SECTION 2.05.     Transfer of Records                              3
         SECTION 2.06.     Intended Characterization                        4

ARTICLE III
         REPRESENTATIONS AND WARRANTIES                                     4
         SECTION 3.01.     Representations and Warranties as
                             to Receivables                                 4
         SECTION 3.02.     Additional Representations and
                             Warranties of NFC                              9
         SECTION 3.03.     Representations and Warranties of NFRRC         11

ARTICLE IV
         CONDITIONS                                                        13
         SECTION 4.01.     Conditions to Obligation of NFRRC               13
         SECTION 4.02.     Conditions To Obligation of NFC                 14

ARTICLE V
         ADDITIONAL AGREEMENTS                                             14
         SECTION 5.01.     Conflicts With Further Transfer
                             and Servicing Agreements                      14
         SECTION 5.02.     Protection of Title                             14
         SECTION 5.03.     Other Liens or Interests                        15
         SECTION 5.04.     Repurchase Events                               15
         SECTION 5.05.     Indemnification                                 15
         SECTION 5.06.     Further Assignments                             15
         SECTION 5.07.     Pre-Closing Collections                         16
         SECTION 5.08.     Limitation on Transfer of NITC
                             Purchase Obligations                          16
         SECTION 5.09.     Compliance with Laws and Preservation of
                             Corporate Existence                           16
         SECTION 5.10.     Keeping and Marking of Records and Books        16
         SECTION 5.11.     Purchasers' Reliance                            16
         SECTION 5.12.     Sale Treatment                                  16

ARTICLE VI
         INDEMNIFICATION                                                   17
         SECTION 6.01.     Indemnities by the Originator                   17

ARTICLE VII
         MISCELLANEOUS PROVISIONS                                          19
         SECTION 7.01.     Amendment                                       19
         SECTION 7.02.     Survival                                        19
         SECTION 7.03.     Notices                                         19
         SECTION 7.04.     Governing Law                                   19
         SECTION 7.05.     Waivers                                         19
         SECTION 7.06.     Costs and Expenses                              20
         SECTION 7.07.     Confidential Information                        20
         SECTION 7.08.     Headings                                        20
         SECTION 7.09.     Counterparts                                    20
         SECTION 7.10.     Severability of Provisions                      20
         SECTION 7.11.     Further Assurances                              20
         SECTION 7.12.     No Other Third-Party Beneficiaries              20
         SECTION 7.13.     Merger and Integration                          20
         SECTION 7.14.     Protection of Interests                         21
         SECTION 7.15.     Bankruptcy Petition                             21
         SECTION 7.16.     Limitation of Liability                         21
         SECTION 7.17.     Assignments                                     21
         SECTION 7.18.     Consent to Jurisdiction                         22
         SECTION 7.19.     Waiver of Jury Trial                            22




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                                    EXHIBITS

Exhibit A - Form of Assignment

Exhibit B - Forms of Contracts

         RECEIVABLES SALE AGREEMENT, dated as of November 12, 1999, between NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION, a Delaware corporation ("NFRRC"), and NAVISTAR FINANCIAL CORPORATION, a Delaware corporation ("NFC").

         WHEREAS, NFRRC desires to purchase a portfolio of commercial retail loans evidenced by notes secured by new and used medium and heavy duty trucks, buses and trailers (collectively, the "Retail Notes"), together with related rights owned by NFC;

         WHEREAS, NFC is willing to sell such Retail Notes and related rights to NFRRC;

         WHEREAS, NFRRC may wish to sell or otherwise transfer such Retail Notes and related rights, or interests therein, to a trust, corporation, partnership or other entity (any such transferee being the "Subsequent Transferee"); and

         WHEREAS, the Subsequent Transferee may issue commercial paper, debentures, notes, participations, certificates of beneficial interest, partnership interests or other interests or securities (collectively, any such issued interests or securities being "Securities") to fund its acquisition of such Retail Notes and related rights.

         NOW, THEREFORE, in consideration of the foregoing, the other good and valuable consideration and the mutual terms and covenants herein contained, the parties hereto agree as follows:

1                  ARTICLE DEFINITIONS
1.1. SECTION Definitions . Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned them in Exhibit I to the Receivables Purchase Agreement of even date herewith by and among Navistar Financial Retail Receivables Corporation, as Seller, Navistar Financial Corporation, as Servicer, and Falcon Asset Securitization Corporation ("Falcon") and International Securitization Corporation ("ISC"), as Companies, the Financial Institutions Party hereto, as Investors and Bank One, NA, as Agent and Securities Intermediary (as it may be amended, supplemented or modified from time to time, the "Purchase Agreement"). All references herein to "the Agreement" or "this Agreement" are to this Sale Agreement as it may be amended, supplemented or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such Exhibit I, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified.


1                  ARTICLE PURCHASE AND SALE OF RECEIVABLES


1.1. SECTION Purchase and Sale of Receivables . Subject to the satisfaction of the conditions specified in Article IV, NFC agrees to sell, transfer, assign and otherwise convey to NFRRC, without recourse, pursuant to a written assignment substantially in the form of Exhibit A (an "Assignment"), and NFRRC agrees to purchase as of the date of this Agreement (the "Closing Date"), all right, title and interest of NFC in, to and under:

(a) the Retail Notes, secured by one or more Financed Vehicles, that are identified in a schedule to the Assignment delivered to NFRRC on the Closing Date (the "Designated Receivables") and all monies paid thereon (including Liquidation Proceeds) and due thereunder on and after the Cutoff Date (including, without limitation, all Collections); (b) (c) the security interests in the Financed Vehicles granted by Obligors pursuant to the Designated Receivables and, to the extent permitted by law, any accessions thereto which are financed by NFC; (d) (e) all other security interests or liens and property, if any, purporting to secure payment of such Receivables, whether pursuant to a contract related to such Receivables or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivables; (f) (g) the benefits of any lease assignments with respect to the related Financed Vehicles; (h) (i) any proceeds from any Insurance Policies with respect to the Designated Receivables; (j) (k) any proceeds from Dealer Liability with respect to the Designated Receivables, proceeds from any NITC Purchase Obligations with respect to the Designated Receivables (subject to the limitations set forth in Section 5.08 hereof); and (l) (m) all guaranties, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise (other than the NITC Purchase Obligations); (n) (o) all of NFC's right, title and interest in the Designated Accounts and the monies therein; and (p) (q) all proceeds of any of the foregoing (the property described in clauses (b) through (i) hereof are referred to as the "Related Security"). (r) (s) 1.2. SECTION Purchase Price . In consideration for the purchase of any Designated Receivables and the Related Security, NFRRC shall, on the Closing Date, pay to NFC an amount equal to the Initial Aggregate Receivables Balance for such Designated Receivables (the " Purchase Price") and NFC shall execute and deliver to NFRRC an Assignment with respect to such Designated Receivables. On the Closing Date, a portion of the Purchase Price payable on such date equal to approximately $ 493,686,119.62 shall be paid to NFC in immediately available funds, and the balance of the Purchase Price shall be recorded as an advance from NFC to NFRRC under the Navistar Financial Retail Receivables Corporation Revolving Note dated as of December 16, 1991. 1.3. 1.4. SECTION The Closing . The sale and purchase of the Designated Receivables shall take place at such a place, on a date and at a time mutually agreeable to NFC and NFRRC, and may occur simultaneously with the closing of any related transactions contemplated by the Purchase Agreement and the Custodian Agreement (collectively, the "Further Transfer and Servicing Agreements"). 1.5. 1.6. SECTION Payments and Default Fee . In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. 1.7. 1.8. SECTION Transfer of Records . 1.9. (a) NFC hereby sells, transfers, assigns and otherwise conveys to NFRRC all of NFC's right and title to and interest in the Records relating to the Designated Receivables, without the need for any further documentation in connection therewith. In connection with such transfer, NFC hereby grants to each of NFRRC, the Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by NFC to account for the Designated Receivables to the extent necessary to administer the Designated Receivables, whether such software is owned by NFC or is owned by others and used by NFC under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein to be effective, (i) the grant is limited to the extent that such consent has been obtained and (ii) NFC hereby agrees that upon the request of NFRRC (or NFRRC's assignee), NFC will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the indefeasible payment in full of the Aggregate Unpaids, and shall terminate on the date this Agreement terminates in accordance with its terms. (b) (c) NFC (i) shall take such action requested by NFRRC and/or the Agent (as NFRRC's assignee), from time to time hereafter, that may be necessary or appropriate to ensure that NFRRC and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Designated Receivables, and (ii) shall use its reasonable efforts to ensure that NFRRC, the Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Designated Receivables and/or to recreate such Records. (d)
1.10. SECTION Intended Characterization . 1.11. (a) Except for the obligation of NFC to repurchase Designated Receivables in the event of a Repurchase Event, the sale of Receivables hereunder is made without recourse to Originator; provided, however, that NFC shall be liable to NFRRC for all representations, warranties, covenants and indemnities made by NFC pursuant to the terms of this Agreement or any other Transaction Documents to which NFC is a party. (b) (c) It is the intention of the parties hereto that the purchase of the Designated Receivables made hereunder shall constitute a sale, which sale is absolute and irrevocable and provides NFRRC with the full benefits of ownership of the Designated Receivables. If, notwithstanding the foregoing the conveyance by NFC to NFRRC of the Designated Receivables hereunder shall be characterized as a secured loan and not a sale, or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that the sale of Designated Receivables hereunder shall constitute a true sale thereof, NFC hereby grants to NFRRC a duly perfected security interest in all of NFC's right, title and interest in, to and under all Designated Receivables, all Collections and Related Security with respect thereto, all other rights and payments relating to the Designated Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Designated Receivables together with all other obligations of NFC hereunder, which security interest shall be prior to all other Adverse Claims thereto. NFRRC and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law and in equity, which rights and remedies shall be cumulative. (d)
(e) 2 ARTICLE REPRESENTATIONS AND WARRANTIES


1.1. SECTION Representations and Warranties as to Receivables . NFC makes the following representations and warranties as to the Designated Receivables on which NFRRC relies in accepting such Receivables. Such representations and warranties speak as of the Closing Date (or, if such representation and warranty expressly specifies another date, then as of such other date), and as of the related transfer of such Designated Receivables under the Further Transfer and Servicing Agreements, and shall survive the sale, transfer and assignment of such Designated Receivables to NFRRC and the subsequent assignment and transfer thereof pursuant to the Further Transfer and Servicing Agreements:

(a)      Characteristics of Receivables.  Each Designated Receivable:
(b)
(i) was originated by NFC in the ordinary course of NFC's business solely to finance a retail purchase by a retail customer or a refinancing of a Financed Vehicle or Financed Vehicles by a retail customer and was fully and properly executed by the parties thereto;

(i) has created a valid, binding and enforceable security interest in favor of NFC in each Financed Vehicle related thereto, which security interest will be validly assigned by NFC to NFRRC and will be assignable by NFRRC to a subsequent purchaser and which security interest is perfected or will be perfected within 100 days after the Closing date;

(i) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

(i)      shall yield interest at the Annual Percentage Rate; and

(i)      is in one of the forms attached hereto as Exhibit B;

(i) comes from one of the following ategories, which differ in their provisions for the payment of principal and interest: Equal Payment Fully Amortizing Receivables, Equal Payment Skip Receivables, Equal Payment Balloon Receivables, Level Principal Fully Amortizing Receivables, Level Principal Skip Receivables, Level Principal Balloon Receivables, or Other Receivables. "Equal Payment Fully Amortizing Receivables" are Receivables that provide for equal monthly payments that fully amortize the amount financed over its original term to maturity. "Equal Payment Skip Receivables" are Receivables that provide for equal monthly payments in eleven or fewer months of each twelve-month period that fully amortize the amount financed over its original term to maturity. "Equal Payment Balloon Receivables" are Receivables that provide for equal monthly payments except that a larger payment becomes due on the final maturity date for such Receivables. "Level Principal Fully Amortizing Receivables" are Receivables that provide for monthly payments consisting of level principal amounts together with accrued and unpaid interest on the unpaid Receivable Balances. "Level Principal Skip Receivables" are Receivables that provide for monthly payments in eleven or fewer months of each twelve-month period consisting of level principal amounts together with accrued and unpaid interest on the unpaid Receivable Balances. "Level Principal Balloon Receivables" are Receivables that provide for monthly payments consisting of level principal amounts together with accrued and unpaid interest n the unpaid Receivable Balances, except that a larger principal payment becomes due on the final maturity date for such Receivables. "Other Receivables" are Receivables not described above, including Receivables that provide for level monthly payments in eleven or fewer months of each twelve-month period that amortize a portion of the amount financed over its original term to maturity with a larger payment that becomes due on the final maturity date for such Receivables.

(a) Schedule of Receivables. The information set forth in the Schedule of Receivables is true and correct in all material respects; (b) (c) Compliance With Law. All requirements of applicable federal, state and local laws, and regulations thereunder, including the Equal Credit Opportunity Act, the Federal Reserve Board's Regulation "B", the Soldiers' and Sailors' Civil Relief Act of 1940, and any applicable bulk sales or bulk transfer law and other equal credit opportunity and disclosure laws, in respect of any of the Designated
Receivables, have been complied with in all material respects, and each such Designated Receivable and the sale of the Financed Vehicle or Financed Vehicles evidenced thereby complied at the time it was originated or made and now complies in all material respects with all legal requirements of the jurisdiction in which it was originated or made; (d) (e) Binding Obligation. Each Designated Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor thereon, enforceable against the Obligor by the holder thereof in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights in general and by equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; (f) (g) Security Interest in Financed Vehicle. Immediately prior to the sale, transfer and assignment thereof pursuant hereto, each Designated Receivable was secured by a validly perfected first priority security interest in the related Financed Vehicle or, in the event any such Receivable was secured by more than one Financed Vehicle, in each related Financed Vehicle, each in favor of NFC as secured party, or all necessary and appropriate action had been commenced that will result, within 100 days following the Cutoff Date, in the valid perfection of a first priority security interest in each related Financed Vehicle in favor of NFC as secured party in each case (except for first priority security interests which may exist in any accessions not financed by NFC); (h) (i) Receivables In Force. No Designated Receivable has been satisfied, subordinated or rescinded, and no Financed Vehicle securing any Designated Receivable has been released from the Lien of the related Receivable in whole or in part; (j) (k) No Waiver. Since the Cutoff Date, no provision of any Designated Receivable has been waived, altered or modified in any respect; (l) (m) No Amendments. Since the Cutoff Date, no Designated Receivable has been amended or otherwise modified such that the total number of the Obligor's Scheduled Payments is increased or the Initial Receivable Balance thereof is increased; (n) (o) No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Designated Receivable nor, to the knowledge of NFC, is any such Receivable subject to any right of rescission, counterclaim or defense; (p) (q) No Liens. There are, to NFC's knowledge, no Liens or claims that have been filed for work, labor or materials affecting any Financed Vehicle securing any Designated Receivable that are or may be prior to, or equal or coordinate with, the security interest in each Financed Vehicle granted by the Designated Receivable (except for Liens or claims which may exist in any accessions to the Financed Vehicles not financed by NFC); (r) (s) No Default. There has been no default, breach, violation or event permitting acceleration under the terms of any Designated Receivable, and no event has occurred and is continuing that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Designated Receivable, and NFC has not waived any of the foregoing, in each case except for payments on any Designated Receivables which are not more than 60 days past due (measured from the date of any Scheduled Payment) as of the Cutoff Date; (t) (u) Insurance. Each Obligor on a Designated Receivable is required to maintain a physical damage insurance policy for each Financed Vehicle of the type that NFC requires in accordance with its customary underwriting standards for the purchase of medium and heavy duty truck, bus and trailer receivables, unless NFC has in accordance with its Customary Servicing Procedures permitted an Obligor to self-insure such Financed Vehicle; (v) (w) Good Title. No Designated Receivable or Related Security has been sold, transferred, assigned or pledged by NFC to any Person other than NFRRC; immediately prior to the conveyance of any Designated Receivables pursuant to this Agreement, NFC was the legal and beneficial owner thereof, and was the legal and beneficial owner of all Related Security, or held a valid and perfected security interest in all Related Security, in each case, free of any Lien (except for any Lien which may exist in accessions to the Financed Vehicles not financed by NFC); and, upon execution and delivery of this Agreement and the related Assignment by NFC, and satisfaction of the conditions set forth in Section 4.02 hereof relating to such Designated Receivables, NFRRC shall have all of the right, title and interest of NFC in and to the Designated Receivables and the Related Security, free of any Lien (except for any Lien which may exist in accessions to the Financed Vehicles not financed by NFC); (x) Lawful Assignment. No Designated Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful the sale, transfer and assignment of such Designated Receivable under this Agreement or any Further Transfer and Servicing Agreements; (y) (z) All Filings Made. All filings necessary under the UCC in any jurisdiction to give NFC a perfected ownership interest and NFRRC a first priority perfected security or ownership interest in the Designated Receivables and the Related Security and all Collections thereon since the Cutoff Date (to the extent it constitutes property, a security interest in which may be perfected by filing under the applicable UCC ("Code Collateral")) shall have been made, and the Designated Receivables constitute Code Collateral; (aa) (bb) One Original. There is only one original executed copy of each Designated Receivable; (cc) (dd) No Documents or Instruments. No Designated Receivable, or constituent part thereof, constitutes a "negotiable instrument" or "negotiable document of title" (as such terms are used in the UCC); and each Designated Receivable is an "account" or "chattel paper" within the meaning of Section 9-105 or 9-106, respectively, of the UCC. (ee) (ff) Maturity of Receivables. Each Designated Receivable has an original term to maturity of not less than 15 months and not greater than 84 months and, as of the Cutoff Date, had a remaining term to maturity of not less than 12 months and not greater than 72 months; (gg) (hh) Annual Percentage Rate. The Annual Percentage Rate of each Designated Receivable is not less than 6.00%; (ii) (jj) Scheduled Payments; Delinquency. As of the Cutoff Date, each Designated Receivable had a first scheduled payment that was due on or before October 31, 1999; as of the Cutoff Date, no Designated Receivable had a payment that was more than 60 days past due; as of the Closing Date, no Designated Receivable had a final scheduled payment that is due later than September 30, 2005; (kk) (ll) Vehicles. Each Financed Vehicle to which a Designated Receivable relates was a new or used medium or heavy duty truck, bus or trailer at the time the related Obligor executed the Retail Note; (mm) (nn) Origin. Each Designated Receivable was originated in the United States by an Obligor domiciled or doing business in the United States or any subdivision thereof, and is denominated in U.S. dollars;
(oo) Beginning Receivable Balance. The Initial Receivable Balance of each Designated Receivable shall be $1,000 or more; (pp) (qq) Concentration. The aggregate Initial Receivables Balance of all Receivables from a single Obligor shall not be more than 2.00% of the Initial Aggregate Receivables Balance; (rr)
(ss) Selection Criteria. The Designated Receivables were selected on a random basis from all Retail Notes satisfying the selection criteria described herein, and no selection procedures believed to be adverse to NFRRC or to the Agent or the Purchasers were utilized in selecting the Designated Receivables from those Retail Notes of NFC which meet the selection criteria under this Agreement; (tt)
(uu) No Government Contracts. No Obligor under any of the Designated Receivables is a governmental authority of the United States or any state or political subdivision thereof; (vv) (ww) Contractual Conditions. Each Designated Receivable arises under a Contract that (i) does not require the Obligor thereunder to consent to the transfer, sale or assignment of the rights and duties of NFC or any of its assignees under such Contract and (ii) does not contain a confidentiality provision that purports to restrict the ability of the Agent or any Purchaser to exercise its rights under the Receivables Sale Agreement, including, without limitation, its right to review such Contract;
(xx) (yy) Origination and Servicing. Each Designated Receivable was originated and has been serviced in accordance with NFC's Customary Servicing Procedures; and (zz) (aaa) No Contingencies. NFC has fully satisfied and performed all of its obligations under each Contract with respect to each Designated Receivable, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor.

(bbb) 1.2. SECTION
Additional Representations and Warranties of NFC . NFC hereby represents and warrants to NFRRC as of the date hereof and as of the related closing under the Further Transfer and Servicing Agreements, in its capacity as the seller of the Receivables hereunder, that: 1.3. (a) Organization and Good Standing. NFC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Receivables; (b)
(c) Due  Qualification.  NFC is  duly  qualified  to do  business  as a  foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires or shall require such qualification; (d)
(e) Power and Authority. NFC has the power and authority to execute and deliver this Agreement and to carry out its terms; NFC has full power and authority to sell and assign the Designated Receivables and the Related Security to NFRRC, has duly authorized such sale and assignment to NFRRC by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by NFC by all necessary corporate action; (f) (g) Valid Sale; Binding Obligation. This Agreement, together with the Assignment and each other Transaction Document to which NFC is a party, has been duly executed and delivered and constitutes a valid sale, transfer and assignment of the Designated Receivables and Related Security, enforceable against creditors of and purchasers from NFC and constitutes a legal, valid and binding obligation of NFC enforceable against NFC in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; (h) (i) No Violation. The consummation of the transactions contemplated by this Agreement and the Assignment, and the fulfillment of the terms of this Agreement and the Assignment shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of NFC, or any indenture, agreement, mortgage, deed of trust or other instrument to which NFC is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement, the Assignment or any Further Transfer and Servicing Agreement), or violate any law or, to NFC's knowledge, any order, writ, judgment, award, injunction, decree, rule or regulation applicable to NFC of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over NFC or any of its properties; (j) (k) No Proceedings. There are no proceedings or, to NFC's knowledge, investigations pending or, to NFC's knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over NFC or its properties (i) asserting the invalidity of this Agreement or the Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Assignment, (iii) seeking any determination or ruling that might materially and adversely affect the performance by NFC of its obligations under, or the validity or enforceability of, this Agreement or the Assignment or (iv) that could result in a Material Adverse Change; and (l) (m) No Consent. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by NFC of this Agreement or the Assignment or the consummation by NFC of the transactions contemplated hereby or thereby except as expressly contemplated herein or therein. (n) (o) Accuracy of Information. All information heretofore furnished by NFC or any of its Affiliates to NFRRC, the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by NFC or any of its Affiliates to NFRRC, the Agent or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading. (p)
(q) Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended. (r) (s) Places of Business. The principal places of business and chief executive office of NFC and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II to the Purchase Agreement or such other locations of which the Agent has been notified in accordance with Section 7.2(a) of the Purchase Agreement in jurisdictions where all action required by Section 14.4(a) of the Purchase Agreement has been taken and completed. NFC's Federal Employer Identification Number is correctly set forth on Exhibit II to the Purchase Agreement. (t) (u) Not a Holding Company or an Investment Company. Such Seller Party is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. NFC is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute. (v) (w) Year 2000. NFC (i) has reviewed the areas within its business and operations which could be adversely affected by the Year 2000 Problem, (ii) has developed a Year 2000 Plan to address the Year 2000 Problem on a timely basis, (iii) is taking all actions necessary to meet the schedule and goals of the Year 2000 Plan and (iv) has adequate funds to implement the Year 2000 Plan. NFC does not reasonably anticipate that the Year 2000 Problem could result in a Material Adverse Change. (x) (y) Accounting. The manner in which such NFC accounts for the transactions contemplated by this Agreement and the Purchase Agreement does not jeopardize the true sale analysis.
(z) (aa) Taxes. NFC will do nothing to materially impair the rights, title and interest of any Purchaser in and to the Purchaser Interest and will pay when due (or contest in good faith) any taxes, including without limitation any sales tax, excise tax or other similar tax or charge, payable in connection with the Receivables and their creation and satisfaction. (bb) (cc) Financial Condition. NFC is solvent and able to pay its debts when due, and is not the subject of any case or proceeding, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, adjustment of debts, winding-up, liquidation, dissolution, composition, receivership, trusteeship, custodianship, or any other proceeding regarding relief of debtors or enforcement of creditors' rights. NFC shall not take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing cases or proceedings. NFC is not a defendant in any case, proceeding or other action seeking issuance of a writ or warrant of attachment, execution, distraint or similar process against all or any part of its assets.

1.1. SECTION Representations and Warranties of NFRRC . NFRRC hereby represents and warrants to NFC as of the date hereof:
1.2.
(a) Organization and Good Standing. NFRRC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Receivables; (b) (c) Due Qualification. NFRRC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification; (d) (e) Power and Authority. NFRRC has the power and authority to execute and deliver this Agreement and to carry out its terms and the execution, delivery and performance of this Agreement have been duly authorized by NFRRC by all necessary corporate action; (f) (g) No Violation. The consummation by NFRRC of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of NFRRC, or any indenture, agreement, mortgage, deed of trust or other instrument to which NFRRC is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement, the Assignment or any Further Transfer and Servicing Agreement, or violate any law or, to NFRRC's knowledge, any order, rule or regulation applicable to NFRRC of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over NFRRC or any of its properties; (h) (i) No Proceedings. There are no proceedings or, to NFRRC's knowledge, investigations pending or, to NFRRC's knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over NFRRC or its properties
(i) asserting the invalidity of this Agreement or the Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by NFRRC of its obligations under, or the validity or enforceability of, this Agreement or the Assignment; (j) (k) Binding Obligation. This Agreement shall constitute a legal, valid and binding obligation of NFRRC enforceable against NFRRC in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and (l)
(m) No Consent. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by NFRRC of this Agreement, or the consummation by NFRRC of the transactions contemplated hereby except as expressly contemplated herein. (n) (o)

2 ARTICLE CONDITIONS

1.1. SECTION Conditions to Obligation of NFRRC . The obligation of NFRRC to purchase Designated Receivables and the Related Security hereunder is subject to the satisfaction of the following conditions:

(a) Representations and Warranties True. The representations and warranties of NFC in Section 3.01 regarding the Designated Receivables and the Related Security, and the representations and warranties of NFC in Section 3.02, shall be true and correct on the Closing Date, and NFC shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date. (b)
(c) No Repurchase Event. No Repurchase Event (as defined in Section 5.04 below) shall have occurred on or prior to the Closing Date with respect to any of the Designated Receivables. (d) (e) Computer Files Marked. NFC shall, at its own expense, on or prior to the Closing Date, (i) indicate in its computer files created in connection with the Designated Receivables that the Designated Receivables have been sold to NFRRC pursuant to this Agreement and the related Assignment and (ii) deliver to NFRRC the Schedule of Receivables certified by an officer of NFC to be true, correct and complete. (f) (g) Documents to be Delivered By NFC (h) (i) The Assignment. On the Closing Date, NFC shall execute and deliver to NFRRC the Assignment of the Designated Receivables and the Related Security.

(i) Evidence of UCC Filing. On or prior to the Closing Date, NFC shall record record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, executed by NFC as seller or debtor, naming NFRRC as purchaser or secured party, naming the Designated Receivables and Related Security as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect under the UCC the sale, transfer, assignment and conveyance of the Designated Receivables and the Related Security (to the extent it constitutes Code Collateral) to NFRRC. NFC shall deliver a file-stamped copy, or other evidence satisfactory to NFRRC of such filing, to NFRRC on or prior to the Closing Date.

(i)    Other Documents.   On  the  Closing  Date,  NFC  shall provide such other
       documents as NFRRC may reasonably request.

(a) Other Transactions. The related transactions contemplated by the Further Transfer and Servicing Agreements shall be consummated on or prior to the Closing Date (and all conditions precedent thereto shall be satisfied) to the extent that such transactions are intended to be substantially contemporaneous with the transactions hereunder. (b) 1.2. SECTION Conditions To Obligation of NFC . The obligation of NFC to sell the Designated Receivables to NFRRC hereunder on the Closing Date is subject to the satisfaction of the following conditions: 1.3. (a) Representations and Warranties True. The representations and warranties of NFRRC hereunder shall be true and correct as of the Closing Date, and NFRRC shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date. (b) (c) Purchase Price. On the Closing Date, NFRRC shall pay to NFC the Purchase Price, payable on such date as provided in Section 2.02 of this Agreement. (d) (e) 2 ARTICLE ADDITIONAL AGREEMENTS


         NFC agrees with NFRRC as follows:

1.1. SECTION Conflicts With Further Transfer and Servicing Agreements . To the extent that any provision of Sections 5.02 through 5.04 of this Agreement conflicts with any provision of the Further Transfer and Servicing Agreements, the Further Transfer and Servicing Agreements shall govern.

1.1.     SECTION Protection of Title .
1.2.
(a) Filings. NFC shall execute and file such financing statements and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of NFRRC under this Agreement and the interests of the Agent and the Purchasers under the Purchase Agreement in the Designated Receivables and the Related Security and in the proceeds thereof. NFC shall deliver (or cause to be delivered) to NFRRC file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(a) Name Change. NFC shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by NFC in accordance with Section 5.02(a) seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given NFRRC at least 60 days prior written notice thereof and shall file such financing statements or amendments as may be necessary to continue the perfection of NFRRC's security interest in the Designated Receivables and the Related Security. (b) (c) Executive Office; Maintenance of Offices. NFC shall give NFRRC at least 60 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. NFC shall at all times maintain each office from which it services Designated Receivables and its principal executive office within the United States of America. (d) 1.2. SECTION Other Liens or Interests . Except for the conveyances hereunder and as contemplated by the Further Transfer and Servicing Agreements, NFC shall not sell, pledge, assign or transfer the Designated Receivables and the Related Security to any other Person, or grant, create, incur, assume or suffer to exist any Lien (except any Lien which may exist in accessions to the Financed Vehicles not financed by NFC) on any interest therein, and NFC shall defend the right, title and interest of NFRRC in, to and under the Designated Receivables and Related Security against all claims of third parties claiming through or under NFC. 1.3. 1.4. SECTION Repurchase Events
 . By its execution of the Further Transfer and Servicing Agreements to which it is a party, NFC shall be deemed to acknowledge the assignment by NFRRC of such of its right, title and interest in, to and under this Agreement to the Subsequent Transferee as shall be provided in the Further Transfer and Servicing Agreements. NFC hereby covenants and agrees with NFRRC for the benefit of NFRRC and any Subsequent Transferee that in the event of a breach of any of NFC's representations and warranties contained in Section 3.01 hereof with respect to any Receivable (a "Repurchase Event") as of the second Accounting Date following NFC's discovery or its receipt of notice of breach (or, at NFC's election, the first Accounting Date following such discovery), unless such breach shall have been cured in all material respects, NFC will repurchase such Receivable from NFRRC on the related Distribution Date for an amount equal to the Warranty Payment, without further notice from NFRRC hereunder. It is understood and agreed that so long as NFC fulfills its obligation to repurchase any Receivable as to which a breach has occurred and is continuing, such continuing breach shall not in and of itself result in a breach under this agreement. 1.5. 1.6.
SECTION Indemnification . NFC shall indemnify NFRRC for any liability as a result of the failure of a Designated Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties contained herein. This indemnity obligation shall be in addition to any obligation that NFC may otherwise have. 1.7. 1.8. SECTION Further
Assignments . NFC acknowledges that NFRRC shall, pursuant to the Further Transfer and Servicing Agreements, sell interests in Designated Receivables to the Subsequent Transferee and assign its rights hereunder to the Subsequent Transferee, subject to the terms and conditions of the Further Transfer and Servicing Agreements, and that the Subsequent Transferee may in turn further pledge, assign or transfer its rights in Designated Receivables and this Agreement. NFC further acknowledges that NFRRC may assign its rights under the Custodian Agreement to the Subsequent Transferee. 1.9. 1.10. SECTION Pre-Closing Collections . Within two Business Days after the Closing Date, NFC shall transfer to the account or accounts designated by NFRRC (or by the Subsequent Transferee under the Further Transfer and Servicing Agreements) all Collections (from whatever source) on or with respect to the Designated Receivables and the Related Security. 1.11. 1.12. SECTION Limitation on Transfer of NITC Purchase Obligations . NFRRC acknowledges and agrees that the rights pursuant to the NITC Purchase Obligations are personal to NFC, and only the proceeds of such rights have been assigned to NFRRC. NFRRC is not and is not intended to be a third-party beneficiary of such rights and, accordingly, such rights will not be exercisable by, enforceable by or for the benefit of, or preserved for the benefit of, NFRRC. 1.13. 1.14. SECTION Compliance with Laws and Preservation of Corporate Existence . NFC will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject. NFC will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to result in a Material Adverse Change. 1.15. 1.16. SECTION Keeping and Marking of Records and Books . NFC will keep proper books and records of account in which full, true and correct entries in conformity with GAAP (to the extent applicable); and permit representatives of the Agent and any Financial Institution to examine and make extracts from any of its Records relating to the Receivables and the Related Security, including, without limitation, the related Contracts, during normal business hours, on the terms set forth in Section 7.1(d) of the Purchase Agreement. 1.17. 1.18. SECTION Purchasers' Reliance . NFC acknowledges that the Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon NFRRC's identity as a legal entity that is separate from NFC and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, NFC will take all reasonable steps including, without limitation, all steps that NFRRC or any assignee of NFRRC may from time to time reasonably request to maintain NFRRC's identity as a separate legal entity and to make it manifest to third parties that NFRRC is an entity with assets and liabilities distinct from those of NFC and any Affiliates thereof and not just a division of NFC or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, NFC (i) will not hold itself out to third parties as liable for the debts of NFRRC nor purport to own the Designated Receivables and other assets acquired by NFRRC, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the covenants set forth in
Section 7.1 of the Purchase Agreement and (iii) will comply, and will cause NFRRC to comply, with the Tax Allocation Agreement. 1.19. 1.20. SECTION Sale Treatment . NFC intends to treat the transfer and assignment described herein as a sale for accounting and tax purposes. 1.21. 1.22.

2 ARTICLE INDEMNIFICATION 2

2.1. SECTION Indemnities by the Originator . Without limiting any other rights that NFRRC may have hereunder or under applicable law, NFC hereby agrees to indemnify NFRRC and its officers, directors, agents and employees and its assigns under the Further Transfer and Servicing Agreement (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by NFRRC or its assigns under the Further Transfer and Servicing Agreements of an interest in the Receivables, excluding, however: 2.2. (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification; (b) (c) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or (d) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization; provided, however, that nothing contained in this sentence shall limit the liability of NFC or limit the recourse of NFRRC to NFC for amounts otherwise specifically provided to be paid by NFC under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, NFC shall indemnify NFRRC for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to NFC) relating to or resulting from: (e) (f) any representation or warranty made by NFC (or any officers of NFC) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by NFC pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made; (g) (h) the failure by NFC to comply with any applicable law, rule, order, writ, judgment, award, injunction, decree or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of the NFC to keep or perform any of its obligations, express or implied, with respect to any Contract; (i) (j) any failure of NFC to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document; (k) (l) any products liability, personal injury or damage suit or similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract; (m) (n) any dispute, claim, counterclaim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), any rescission with respect to any Receivable or any Contract related thereto or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services; (o) (p) the commingling of Collections of Receivables at any time with other funds; (q) (r) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of the Purchase, the ownership of the Receivables or any other investigation, litigation or proceeding relating to NFC in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby; (s) (t) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding; (u) (v) any Servicer Default described in
Section 9.1(f) or 9.1(g) of the Purchase Agreement; (w) (x) (m) any failure of NFC to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto, free and clear of any Adverse Claim (other than as created hereunder); or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action; (y) (z) (n) any failure to vest and maintain vested in NFRRC, or to transfer to NFRRC, legal and equitable title to, and ownership of the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim; (aa) (bb) (o) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase or at any subsequent time; (cc) (dd) (p) any action or omission by NFRRC which reduces or impairs the rights of Buyer with respect to any Receivable or the value of any such Receivable; (ee) (ff) (q) any attempt by any Person to void the purchase hereunder under statutory provisions or common law or equitable action; and (gg)
(hh) (r) the Year 2000 Problem. (ii) (jj)

3 ARTICLE  MISCELLANEOUS  PROVISIONS 2

2.1. SECTION Amendment. This Agreement may be amended from time to time (subject to any expressly applicable amendment provision of the Further Transfer and Servicing Agreements) by a written amendment duly executed and delivered by NFC and NFRRC. Prior to the execution of any such amendment, NFC shall furnish written notification of the substance of such amendment to each of the Rating Agencies.

1.1. SECTION Survival . The representations, warranties and covenants of NFC set forth in Article III and Article V of this Agreement shall remain in full force and effect and shall survive the Closing Date and the closing under the Further Transfer and Servicing Agreements. This Agreement shall not be terminated prior to the termination of the Further Transfer and Servicing Agreements. 1.2. 1.3. SECTION Notices . All demands, notices and communications under this Agreement shall be delivered as specified in Section 14.2 of the Purchase Agreement. 1.4.
1.5. SECTION Governing Law . All questions concerning the construction, validity and interpretation of this Agreement and each Assignment shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois. 1.6. 1.7. SECTION Waivers . No failure or delay on the part of NFRRC in exercising any power, right or remedy under this Agreement or the Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies provided herein shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of the Agreement shall be effective only in the specific instance and for the specific purpose given. 1.8. 1.9. SECTION Costs and Expenses . NFC agrees to pay all reasonable out-of-pocket costs and expenses of NFRRC, including fees and expenses of counsel, in connection with the perfection as against third parties of NFRRC's right, title and interest in, to and under the Designated Receivables and the enforcement of any obligation of NFC hereunder. 1.10. 1.11. SECTION Confidential Information . NFRRC agrees that it shall neither use nor disclose to any person the names and addresses of the Obligors, except in connection with the enforcement of NFRRC's rights hereunder, under the Designated Receivables, under the Further Transfer and Servicing Agreements or as required by law. 1.12. 1.13. SECTION Headings . The various headings in this Agreement are for purposes of reference only and shall not affect the meaning or interpretation of any provision of this Agreement. 1.14.
1.15. SECTION Counterparts . This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. 1.16. 1.17. SECTION Severability of Provisions . If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Securities or rights of any Subsequent Transferee. 1.18. 1.19. SECTION Further Assurances . NFC and NFRRC agree to do and perform, from time to time, at their expense, any and all acts and to execute and deliver any and all further instruments and documents required or reasonably requested by the other more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Designated Receivables for filing under the provisions of the UCC of any applicable jurisdiction. 1.20. 1.21. SECTION No Other Third-Party Beneficiaries . This Agreement shall inure to the benefit of and be binding upon the parties hereto, any Subsequent Transferees and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person shall have any right or obligation hereunder. 1.22. 1.23. SECTION Merger and Integration . Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein. 1.24. 1.25. SECTION Protection of Interests . If NFC fails to perform any of its obligations hereunder, NFRRC (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and NFC's (or such assigns') costs and expenses incurred in connection therewith shall be payable by Originator as provided in Section
10.3 of the Purchase Agreement. NFC irrevocably authorizes NFRRC (and its assigns) at any time and from time to time in the sole discretion of NFRRC (or its assigns), and appoints NFRRC (and its assigns) as its attorney(ies)-in-fact, to act on behalf of NFC (i) to execute on behalf of NFC as debtor and to file financing statements necessary or desirable in NFRRC's (or its assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of NFRRC in the Designated Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Designated Receivables as a financing statement in such offices as NFRRC (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of NFC's interests in the Designated Receivables. This appointment is coupled with an interest and is irrevocable. 1.26. 1.27. SECTION Bankruptcy Petition . (a) NFC and NFRRC each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Company or any Financial Institution that is a special purpose bankruptcy remote entity, it will not institute against, or join any other Person in instituting against, such Company or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. 1.28. (b) NFC covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding obligations of NFRRC under the Purchase Agreement, it will not institute against, or join any other Person in instituting against, NFC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States. 1.29. 1.30. SECTION Limitation of Liability . Except with respect to any claim arising out of the willful misconduct or gross negligence of the Agent or any Purchaser, no claim may be made by NFC, NFRRC or any other Person against the Agent or any such Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith, and NFC and NFRRC each hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. 1.31. 1.32. SECTION Assignments . NFC may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of NFRRC and the Agent. NFRRC may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of NFC. Without limiting the foregoing, NFC acknowledges that NFRRC, pursuant to the Purchase Agreement, may assign to the Agent, for the benefit of the Purchasers, its rights, remedies, powers and privileges hereunder and that the Agent and the Purchasers may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement. NFC agrees that the Agent, as the assignee of NFRRC, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of NFRRC's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of NFRRC to be given or withheld hereunder) and NFC agrees to cooperate fully with the Agent in the exercise of such rights and remedies. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by NFC pursuant to Article III;
(ii) the indemnification and payment provisions of Article VI and (iii) Sections
7.15 and 7.16 shall be continuing and shall survive any termination of this Agreement. 1.33. 1.34. SECTION Consent to Jurisdiction . Each party hereby irrevocably submits to the exclusive jurisdiction of any United States Federal or Illinois State Court sitting in Chicago, Illinois, in any action or proceeding arising out of or relating to this agreement or any document executed by such person pursuant to this agreement and each party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. 1.35. 1.36. SECTION
Waiver of Jury Trial . Each party hereto hereby waives trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with this agreement, any document executed by the seller pursuant to this agreement or the relationship established hereunder or thereunder. 1.37. 1.38.
                                    * * * * *

         IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.


                         NAVISTAR FINANCIAL CORPORATION


                         By:_______________________________________________
                            R. Wayne Cain, Vice President and Treasurer


                         NAVISTAR FINANCIAL RETAIL RECEIVABLES
                         CORPORATION


                         By:_______________________________________________
                            R. Wayne Cain, Vice President and Treasurer

                                    EXHIBIT A

                               FORM OF ASSIGNMENT

         For value received, in accordance with the Receivables Sale Agreement, dated as of November 12, 1999 (the "Sale Agreement"), between Navistar Financial Corporation, a Delaware corporation ("NFC"), and Navistar Financial Retail Receivables Corporation a Delaware corporation ("NFRRC"), NFC does hereby sell, assign, transfer and otherwise convey unto NFRRC, without recourse (except to the extent expressly provided in the Sale Agreement), all right, title and interest of NFC in, to and under (i) the Receivables listed on Schedule I hereto, (having an Initial Aggregate Receivables Balance of $533,279,698.52) (the "Designated Receivables") and all monies paid thereon (including Liquidation Proceeds) and due thereunder on and after the Cutoff Date (including, without limitation, all Collections); (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Designated Receivables and, to the extent permitted by law, any accessions thereto which are financed by NFC; (iii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to a contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable; (iv) the benefits of any lease assignments with respect to the Financed Vehicles; (v) any proceeds from any Insurance Policies with respect to the Designated Receivables; (vi) any proceeds from Dealer Liability with respect to the Designated Receivables, proceeds from any NITC Purchase Obligations with respect to the Designated Receivables (subject to the limitations set forth in Section 5.08 of the Sale Agreement); (vii) all guaranties, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise (other than the NITC Purchase Obligations); (viii) all of Seller's right, title and interest in, to and under the Designated Accounts and all monies therein; and
(ix) any proceeds of any of the foregoing.

         The foregoing sale does not constitute and is not intended to result in any assumption by NFRRC of any obligation of the undersigned to the Obligors, Dealers, insurers or any other Person in connection with the Designated Receivables, the agreements with Dealers, any Insurance Policies or any agreement or instrument relating to any of them.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Sale Agreement and is to be governed by the Sale Agreement.

         Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Sale Agreement.

                                    * * * * *

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of November 12, 1999.


                         NAVISTAR FINANCIAL CORPORATION



                         By:________________________________________________
                            Name: R. Wayne Cain
                            Title:   Vice President and Treasurer